Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated February 16, 2021, relating to the financial statements of Sandbridge X2 Corp., appearing in the Registration Statement on Form S-1, File No. 333- 253203.

 /s/ WithumSmith+Brown, PC

New York, New York
March 9, 2021